Exhibit 99.1

FOR IMMEDIATE RELEASE

CYALUME TECHNOLOGIES HOLDINGS, INC. REPORTS

CONTINUED STRONG IMPROVEMENT IN

THIRD QUARTER 2015 FINANCIAL RESULTS

FORT LAUDERDALE, FL - November 16, 2015 – Cyalume Technologies Holdings, Inc. (OTCQB: CYLU) (“the Company” or “Cyalume”) today reported its financial results for the third quarter ended September 30, 2015.

	3 Months Ended
$ in thousands	9/30/15	9/30/14	Change
Revenues	$10,541	$8,387	25.7%
Gross profit	$5,255	$3,872	35.7%
Gross margin	49.9%	46.2%	370	bps
Net income (loss)	$1,144	$(10,273)	NM	***
Net income (loss) excluding “other non-operating income” *	$637	$(430)	NM	***
Adjusted EBITDA **	$2,280	$1,195	90.8%

* A reconciliation of net income (loss) excluding “other non-operating income” to GAAP net income is contained later in this release.

** The Company views Adjusted EBITDA as an important measure in its analysis of the Company’s business because it presents a view of the Company’s performance on an ongoing basis without regard to capital structure, capital investment cycles and corresponding ages of related assets among comparable companies. A more detailed description of Adjusted EBITDA and a reconciliation to GAAP net income (loss) is contained later in this release.

*** NM – Not meaningful

Cyalume’s President & CEO, Zivi Nedivi, stated, “We are pleased to again report improved performance over the prior year, on both the top and bottom lines. Along with the increase in revenues, helped considerably by the start-up of the M1110 training ammunition contract this year, we also experienced higher product margins in other parts of our business. We expect both revenues and product margins to again improve over the prior year when we report our Q4 results.”

Dale Baker, Chief Operating Officer, noted, “Cost reductions in both production and administrative areas significantly contributed to our 90% plus increase in EBITDA year over year. While ensuring we continue to operate cost effectively we have recently added key executives to strengthen our team that we anticipate will make key contributions as we continue to expand our presence in the various Specialty Chemistry markets. These team members will continue to build on our pattern of improved performance, as well as contributing to our future innovation and new product growth plans.”

Cyalume Technologies News Release	Page 2
November 16, 2015

About Cyalume Technologies Holdings, Inc.

Cyalume designs and manufactures non-pyrotechnic tactical products and training solutions for the world’s militaries and law enforcement agencies, as well as for certain safety markets. Cyalume is the exclusive supplier to the U.S. and NATO-country militaries for all of their chemical light needs and operates manufacturing facilities in the U.S. and France. Through its subsidiary Cyalume Specialty Products, Cyalume also manufactures specialty chemical components for various markets.

Forward-Looking Statements

This press release includes forward-looking statements, including statements concerning anticipated future financial results. These forward-looking statements are based upon management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company and which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to: the effect of regional and global economic and industrial market conditions including our expectations concerning their impact on the markets we serve; the effect of conditions in the financial and credit markets and their impact on the Company and our customers and suppliers; the impact of the Company’s cost reduction initiatives; the Company’s ability to execute its business plan to meet its sales, operating income, cash flow and capital expenditure guidance; the impact on the Company’s gross profit margins as a result of changes in product mix; the Company’s vulnerability to industry conditions and competition; the effect of any interruption in the Company’s supply of raw materials or a substantial increase in the price of raw materials; ongoing capital expenditures and investment in research and development; compliance with any changes in government regulations and environmental and health and safety laws; the effect on the Company’s international operations of unexpected changes in legal and regulatory requirements, export restrictions, currency controls, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political and economic instability, difficulty in accounts receivable collection and potentially adverse tax consequences; the effect of foreign currency exchange rates as the Company’s non-U.S. sales continue to increase; reliance for a significant portion of the Company’s total revenues on a limited number of large organizations and the continuity of business relationships with major customers; the loss of key personnel; the nature and extent of military operations being conducted by customers.

Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Cyalume’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

The footnotes and other disclosures contained in the Company’s annual report on Form 10-K, its quarterly reports on Form 10-Q, and other periodic filings are an integral part of its financial statements and should be read in conjunction with any review of its financial statements.

Cyalume Technologies News Release	Page 3
November 16, 2015

Contact:
Cyalume Technologies Holdings, Inc.	Investor Relations Counsel:
Michael Bielonko	The Equity Group Inc.
Chief Financial Officer	Lena Cati (212) 836-9611
(413) 858-2516	lcati@equityny.com
www.cyalume.com	www.theequitygroup.com

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Cyalume Technologies News Release	Page 4
November 16, 2015

Cyalume Technologies Holdings, Inc.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(in thousands, except shares and per share information)

	Three	Three	Nine	Nine
	Months Ended	Months Ended	Months Ended	Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenues	$10,541	$8,387	$27,399	$24,543
Cost of revenues	5,286	4,515	14,416	14,243
Gross profit	5,255	3,872	12,983	10,300

Other expenses (income):
Sales and marketing	559	966	1,667	2,831
General and administrative	2,049	1,641	5,535	5,114
Research and development	287	432	886	1,186
Interest expense, net	840	526	2,200	1,563
Interest expense – related party	0	68	100	291
Amortization of intangible assets	238	564	715	1,557
Legal Settlement	0	0	(1,381)	0
Change in warrant liability fair value	(12)	197	(7)	(4,844)
Impairment loss on intangible assets	0	9,100	0	9,100
Loss on extinguishment of related party debt	0	527	0	527
Other expenses, net	(12)	12	(143)	363
Total other expenses, net	3,949	14,033	9,572	17,688

Income (loss) before income taxes	1,306	(10,161)	3,411	(7,388)
Provision for income taxes	162	112	281	287
Net income (loss)	1,144	(10,273)	3,130	(7,675)

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	36	(246)	(232)	(298)
Other comprehensive income (loss)	36	(246)	(232)	(298)
Comprehensive income (loss)	$1,180	$(10,519)	$2,898	$(7,973)

Net income (loss)	$1,144	$(10,273)	$3,130	$(7,675)
Series A convertible preferred stock dividends	(146)	(130)	(422)	(375)
Series C preferred stock dividends	(67)	(41)	(194)	(41)
Series A deemed dividend	0	(2,422)	0	(2,422)
Series B deemed dividend	0	(1,098)	0	(1,098)
Series C deemed dividend	0	(1,401)	0	(1,401)
Net income (loss) available to common stockholders - basic	931	(15,365)	2,514	(13,012)
Change in fair value of warrant liability	(12)	0	(7)	0
Convertible related party promissory note	0	0	45	0
Series A convertible preferred stock dividends	146	0	422	0
Net income (loss) available to common stockholders - diluted	$1,065	$(15,365)	$2,974	$(13,012)

Earnings per common share:
Basic	$0.04	$(0.72)	$0.12	$(0.61)
Diluted	$0.01	$(0.72)	$0.03	$(0.61)
Weighted average shares to compute net earnings per common share:
Basic	21,400,244	21,400,244	21,400,244	21,258,011
Diluted	101,875,913	21,400,244	101,579,116	21,258,011

Cyalume Technologies News Release	Page 5
November 16, 2015

Cyalume Technologies Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except shares and per share information)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash	$1,631	$2,358
Accounts receivable, net of allowance for doubtful accounts of $7 and $22, respectively	4,307	3,622
Inventories, net	7,970	7,826
Income taxes refundable	213	0
Prepaid expenses and other current assets	2,034	648
Total current assets	16,155	14,454

Property, plant and equipment, net	6,858	7,120
Goodwill	7,992	7,992
Other intangible assets, net	5,908	6,591
Debt issue costs, noncurrent	854	0
Other noncurrent assets	0	18
Total assets	$37,767	$36,175

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$2,000	$2,050
Current portion of notes payable	655	5,775
Accounts payable	1,349	2,144
Accrued expenses	3,202	2,690
Deferred revenue and deferred rent	180	181
Income taxes payable	464	644
Capital lease obligation	0	7
Warrants liability	18	25
Total current liabilities	7,868	13,516

Notes payable, net of current portion	16,388	10,214
Note payable due to related parties	0	2,100
Deferred income taxes	382	430
Legal obligation	0	2,781
Other noncurrent liabilities	284	282
Total liabilities	24,922	29,323

Series C preferred stock, $0.001 par value; 1,000,000 shares authorized; 1,000 shares issued and outstanding	2,297	2,103
Series D convertible preferred stock, $0.001 par value; 1,000,000 shares authorized; 10 shares issued and outstanding	2,751	0
Series A convertible preferred stock, $0.001 par value; 1,000,000 shares authorized; 123,097 shares issued and outstanding	4,987	4,564
Stockholders’ equity:
Series B convertible preferred stock, $0.001 par value; 1,000,000 shares authorized; 1,000 shares issued and outstanding	1,401	1,401
Common stock, $0.001 par value; 150,000,000 shares authorized; 21,400,244 shares issued and outstanding	21	21
Additional paid-in capital	102,741	103,014
Accumulated deficit	(100,460)	(103,590)
Accumulated other comprehensive loss	(893)	(661)
Total stockholders’ equity	2,810	185
Total liabilities and stockholders’ equity	$37,767	$36,175

Cyalume Technologies News Release	Page 6
November 16, 2015

Adjusted EBITDA (a Non-GAAP Financial Measure)

Cyalume defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and certain other income or expense items. Management uses Adjusted EBITDA for establishing internal budgets, goals and certain performance bonuses. Internal financial reports, including those provided to the Board of Directors, focus on Adjusted EBITDA. Since Adjusted EBITDA is not necessarily an indicator of overall cash flows of Cyalume, management reviews capital budgets and cash flow forecasts in parallel with Adjusted EBITDA analysis. Because Adjusted EBITDA eliminates interest expense, income taxes and depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and one-time income or expense items, Cyalume considers this financial measure an important indicator of Cyalume’s liquidity, operational strength and performance. Investors may find Adjusted EBITDA useful as it illustrates underlying operating trends in Cyalume’s business. In addition, components of Adjusted EBITDA are a key component in the determination of Cyalume’s compliance with certain covenants under its credit agreements. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA should not be considered in isolation, or as a substitute for net income, cash flows, or other consolidated income or cash flow data presented in accordance with GAAP or as a measure of our liquidity or financial condition. Because Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as discussed may not be comparable to other similarly titled measures of other companies.

The following table sets forth a reconciliation of Adjusted EBITDA to net loss for the periods presented.

Cyalume Technologies Holdings, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands)

	For the Three	For the Three
	Months Ended	Months Ended
	September 30,	September 30,
	2015	2014

Net Income (loss)	$1,144	$(10,273)

Adjustments to arrive at EBITDA:
Interest expense, net	840	594
Provision for (benefit from) income taxes	162	112
Depreciation	318	309
Amortization	238	564

EBITDA	2,702	(8,694)

Adjustments to arrive at Adjusted EBITDA:
Stock based compensation	88	51
Foreign currency loss (gain)	(3)	(5)
Accounts Payable credits	(495)	0
Loss on intangible asset impairment	0	9,100
Loss on related party debt extinguishment	0	527
Change in warrant liability fair value & other	(12)	216
Adjusted EBITDA	$2,280	$1,195

Cyalume Technologies News Release	Page 7
November 16, 2015

Net income (loss) excluding “other non-operating income” (a Non-GAAP Financial Measure)

Cyalume believes the Non-GAAP Financial Measure of Net Income (Loss) excluding “other non-operating income” to be meaningful as it serves to exclude two significant non-cash, non-operating line items which may otherwise obscure financial results from actual Company operations.

The following table sets forth a reconciliation of net income (loss) excluding “other non-operating income” to net income (loss) for the periods presented.

Cyalume Technologies Holdings, Inc.

Reconciliation of Net Income (Loss) to Net Income (Loss) excluding “other non-operating income”

(in thousands)

	For the Three	For the Three
	Months Ended	Months Ended
	September 30,	September 30,
	2015	2014

Net Income (loss)	$1,144	$(10,273)

Gain from Accounts Payable credits	(495)	0
Loss on intangible asset impairment	0	9,100
Loss on related party debt extinguishment	0	527
Change in warrant liability fair value & other	(12)	216
Net income (loss) excluding “other non-operating income”	$637	$(430)